As filed with the U.S. Securities and Exchange Commission on April 9, 2021.

No. 333-254347

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 2 TO FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Skydeck Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1583722
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

225 Dyer Street, 2nd Floor

Providence, Rhode Island 02903

(401) 854-4567

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Martin J. Mannion

Chief Executive Officer

225 Dyer Street, 2nd Floor

Providence, Rhode Island

(401) 854-4567

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:

Christian O. Nagler Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800	Sean T. Wheeler, P.C. Kirkland & Ellis LLP 609 Main Street Houston, Texas 77002 (713) 836-3600	Deanna L. Kirkpatrick Stephen Salmon Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 212-450-4135

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant (2) to acquire one Class A ordinary share	28,750,000 units	$10.00	$287,500,000	$31,366.25
Class A ordinary shares included as part of the units (3)	28,750,000 shares	—	—	—	(4)
Redeemable warrants to acquire one Class A ordinary share included as part of the units (3)	9,583,333 warrants	—	—	—	(4)
Total			$287,500,000	$—	(5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.
(2)

Includes 3,750,000 units, consisting of 3,750,000 Class A ordinary shares and 1,250,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share-subdivisions, share capitalizations, or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Skydeck Acquisition Corp. is filing this Amendment No. 2 to its registration statement on Form S-1 (File No. 333-254347) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)	The Exhibit Index is incorporated herein by reference.

II-1

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.**
3.1	Memorandum and Articles of Association.*
3.2	Form of Amended and Restated Memorandum and Articles of Association.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Class A Ordinary Share Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
5.1	Opinion of Kirkland & Ellis LLP.**
5.2	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands Counsel to the Registrant.**
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.2	Form of Registration and Shareholder Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.*
10.3	Form of Private Placement Warrants Purchase Agreement between the Registrant and the Sponsor.**
10.4	Form of Indemnity Agreement.*
10.5	Promissory Note, dated as of February 12, 2021, between the Registrant and the Sponsor.*
10.6	Securities Subscription Agreement, dated February 12, 2021, between the Registrant and the Sponsor.*
10.7	Form of Letter Agreement between the Registrant, the Sponsor and each director and executive officer of the Registrant.*
10.8	Form of Forward Purchase Agreement between the Registrant and the Sponsor.**
23.1	Consent of Marcum LLP.*
23.2	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).**
23.3	Consent of Maples and Calder (Cayman) LLP (included on Exhibit 5.2).**
24	Power of Attorney (included on signature page to the initial filing of this Registration Statement).*

*	Previously filed.
**	Filed herewith.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Massachusetts, on the 9th day of April, 2021.

SKYDECK ACQUISITION CORP.

By:	/s/ Martin J. Mannion
Name:	Martin J. Mannion
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Martin J. Mannion
Martin J. Mannion	Chief Executive Officer and Director	April 9, 2021
*
Christopher S. Satti	Chief Financial Officer	April 9, 2021
*
Paul J. Salem	Chairman and Director	April 9, 2021
*
William D. Jenkins, Jr	Director	April 9, 2021
*
Janet L. Rollé	Director	April 9, 2021
*
William J. Teuber, Jr.	Director	April 9, 2021
*
Eileen J. Voynick	Director	April 9, 2021

By:*	/s/ Martin J. Mannion
Martin J. Mannion
Attorney-in-Fact